Exhibit (a)(1)(ii)

CC Media Stock Option Exchange Program Election Form and Withdrawal Form

The Offer and withdrawal rights expire at 5:00 p.m., EST, on March 21, 2011 unless the Offer is extended.

INSTRUCTIONS TO ELECTION FORM

1. DEFINED TERMS. All terms used in this Election Form but not defined have the meaning given to them in the Offer to Exchange, dated February 18, 2011. References in this Election Form to “CC Media,” “we,” “us,” “our,” and “ours” mean CC Media Holdings, Inc.

2. EXPIRATION DATE. The Offer and any rights to tender or to withdraw a tender of Eligible Options expire at 5:00 p.m., EST, on March 21, 2011, unless the Offer is extended by us.

3. DELIVERY OF ELECTION FORM. If you intend to tender Eligible Options under the Offer, a signed copy of this Election Form must be received by CC Media before 5:00 p.m., EST, on March 21, 2011 (or such later date as may apply if the Offer is extended) by one of the following means:

By Regular Mail

CC Media Holdings, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Attention: Judy K. Mesecher, Director of Retirement Benefits

By Facsimile

CC Media Holdings, Inc.

Attention: Judy K. Mesecher, Director of Retirement Benefits

Facsimile: (210) 253-4641

By Email (By PDF or similar imaged document file)

stockplans@clearchannel.com

Election Forms should not be sent via inter-office mail.

Your Election Form will be effective only upon receipt by us. CC Media will accept delivery of the signed Election Form only by one of the methods of delivery described above. The method of delivery is at your own option and risk. You are responsible for making sure that the Election Form is delivered to the person indicated above, if applicable. You must allow for delivery time, based on the method of delivery that you choose, to ensure that we receive your Election Form on time.

You are not required to tender any of your Eligible Options. However, if you choose to participate in the Offer, you must exchange all of your Eligible Options. Partial exchanges of less than all your Eligible Options are not permitted and will be deemed invalid. If CC Media does not receive your signed Election Form prior to 5:00 p.m., EST, on March 21, 2011, you will be deemed to have elected not to participate in the Offer.

You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically cancelled if we accept your Eligible Options for exchange.

4. WITHDRAWAL OF ELECTION. Tenders of Eligible Options made under the Offer may be withdrawn at any time before 5:00 p.m., EST, on March 21, 2011, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time.

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To withdraw tendered Eligible Options, a properly completed and signed Withdrawal Form must be sent to the attention of Judy K. Mesecher, Director of Retirement Benefits, by facsimile to (210) 253-4641, by regular mail to CC Media Holdings, Inc., 20880 Stone Oak Parkway, San Antonio, Texas 78258, or by email to stockplans@clearchannel.com. Withdrawals may not be rescinded and any Eligible Options withdrawn will not be considered to be properly tendered, unless the withdrawn Eligible Options are properly re-tendered before the expiration date by following the procedures described in Instruction 3 above.

If you withdraw your election, you must withdraw your election with respect to all of your Eligible Options. Partial withdrawals of less than all of your Eligible Options are not permitted.

5. SIGNATURES. Please sign and date this Election Form. Except as described in the following sentence, this Election Form must be signed by the Eligible Person who holds the Eligible Options to be tendered exactly as such Eligible Person’s name appears on the applicable option agreements relating to the Eligible Options to be tendered. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Offer (including requests for additional or hard copies of the Offer, the Eligible Option Information Sheet, this Election Form or the form of Replacement Option Agreement applicable to your Replacement Options) should be directed to Judy Mesecher, Director of Retirement Benefits, at stockplans@clearchannel.com or by telephone at (210) 253-5520.

7. IRREGULARITIES. We will determine all questions as to the number of shares of Class A common stock subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Options. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Option or any particular Eligible Person before the expiration of the Offer. No Eligible Options will be accepted for exchange until the Eligible Person exchanging the Eligible Options has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the expiration date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.

8. CONDITIONAL OR CONTINGENT OFFERS. CC Media will not accept any alternative, conditional or contingent tenders.

9. IMPORTANT TAX INFORMATION. You should refer to Section 13 of the Offer to Exchange, which contains important tax information. We encourage you to consult with tax advisors if you have questions about your financial or tax situation.

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ELECTION FORM

To:	CC Media Holdings, Inc.
20880 Stone Oak Parkway San Antonio, Texas 78258 Attention: Judy K. Mesecher, Director of Retirement Benefits Facsimile: (210) 253-4641 Email: stockplans@clearchannel.com

I acknowledge that:

(i)	I tender to CC Media for exchange all of my Eligible Options (as specified on the attached Eligible Option Information Sheet) and understand that, upon acceptance by CC Media, this Election Form will constitute a binding agreement between CC Media and me. I understand that partial exchanges of less than all of my Eligible Options are not permitted.

(ii)	I understand that if I validly tender my Eligible Options for exchange, and such Eligible Options are accepted and cancelled, I will retain Replacement Options to acquire fewer shares of Class A common stock than were underlying my Eligible Options at the time of the exchange. The number of shares of Class A common stock underlying the Replacement Option will be equal to one-half of the number of shares of Class A common stock underlying the Eligible Option tendered for exchange at the time immediately prior to the Eligible Option being cancelled.

(iii)	I understand that the Replacement Options issued to me are unvested at the time they were granted, and will vest, subject to my continuing employment, as follows:

•

Tranche 1: Tranche 1 Options will vest and become exercisable in four equal annual installments on each of the first, second, third and fourth anniversaries of the grant date of the Replacement Options.

•

Tranche 2: Tranche 2 Options will become eligible to vest (subject to achieving a 0.5x Return to Investor (as defined in the applicable Replacement Option Agreement)) in four equal annual installments on each of the first, second, third and fourth anniversaries of the grant date of the Replacement Options. Tranche 2 Options that are eligible to vest shall only vest and become exercisable upon the achievement of a 0.5x Return to Investor. Subject to the other terms and provisions of the applicable Replacement Option Agreement and the Plan, Tranche 2 Options not eligible to vest on the date a 0.5x Return to Investor is achieved, shall thereafter vest and become exercisable when they become eligible to vest.

•

Tranche 3: Tranche 3 Options will become eligible to vest (subject to our achieving a 2.0x Return to Investor (as defined in the applicable Replacement Option Agreement)) in four equal annual installments on each of the first, second, third and fourth anniversaries of the grant date of the Replacement Options. Tranche 3 Options that are eligible to vest shall only vest and become exercisable upon the achievement of a 2.0x Return to Investor. Subject to the other terms and provisions of the applicable Replacement Option Agreement and the Plan, Tranche 3 Options not eligible to vest on the date a 2.0x Return to Investor is achieved, shall thereafter vest and become exercisable when they become eligible to vest.

(iv)	I understand that all unvested Replacement Options will be forfeited upon any termination of my employment.

(v)	I understand that each Replacement Option has an exercise price per share equal to $10.00.

(vi)	I understand that each Replacement Option is exercisable for a period of 10 years from the grant date.

(vii)	I understand that the Replacement Options are nonstatutory stock options and that my Replacement Options have been granted under the Clear Channel 2008 Executive Incentive Plan.

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(viii)	I understand that if my Eligible Options were awarded pursuant to the Senior Management Option Agreement, my Replacement Options will be governed by the terms of the CC Media Senior Management Replacement Option Agreement; otherwise, my Replacement Option award will be governed by the terms of the CC Media Executive Replacement Option Agreement.

(ix)	I understand that the Replacement Options have substantially similar terms and conditions as the Eligible Options cancelled in the Offer, except for the number of shares represented by the Replacement Options, the exercise price, the vesting schedule and the performance conditions.

(x)	CC Media has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer, including my personal tax advisor with any questions regarding the tax consequences of participating in the Offer in the context of my own situation.

(xi)	To remain eligible to tender Eligible Options for exchange and cancellation pursuant to the Offer, I understand that I must remain an Eligible Person and must not have received nor have given a notice of termination of employment with CC Media or any of its subsidiaries prior to the date and time that the Offer expires, which is scheduled to be 5:00 p.m., EST, on March 21, 2011, unless the Offer is extended by CC Media. I understand that if I die or my employment by CC Media or any of its subsidiaries terminates for any reason prior to the expiration date of the Offer, CC Media will not accept my Eligible Options for cancellation, my Replacement Options will terminate, expire and/or be forfeited and I or my estate or beneficiaries, as the case may be, will retain my Eligible Options with their current terms and conditions.

(xii)	I understand that if my employment by CC Media or any of its subsidiaries terminates for any reason before all of the shares represented by a Replacement Options vest, I will forfeit any unvested portion of my Replacement Options.

(xiii)	I understand that neither the ability to participate in the Offer nor actual participation in the Offer will be construed as a right to continued employment with CC Media or any of its subsidiaries.

(xiv)	I understand that in accordance with Sections 7 and 14 of the Offer to Exchange, CC Media may terminate, modify or amend the Offer and postpone its acceptance and cancellation of any Eligible Options that I have tendered for exchange. In any such event, I understand that the Eligible Options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

(xv)	I understand that this election is entirely voluntary, and I am aware that I may withdraw my decision to tender my Eligible Options at any time until the Offer expires as described in the Instructions to this Election Form. I understand that this decision to tender my Eligible Options will be irrevocable at 5:00 p.m., EST, on March 21, 2011, unless the Offer is extended by CC Media.

(xvi)	I hereby sell, assign and transfer to CC Media all right, title and interest in and to all of my Eligible Options, and I agree that I shall have no further right or entitlement to purchase any shares of CC Media’s common stock under the Eligible Options on the date CC Media accepts those Eligible Options for exchange and cancellation. I understand that my death or incapacity will not affect CC Media’s authority to take the actions described in the Offer with respect to Eligible Options that I have tendered for exchange and that have been accepted for cancellation, and such authority will survive my death or incapacity. All of my obligations under this election form will be binding upon my heirs, personal representatives, successors and assigns.

(xvii)	I agree to all of the terms and conditions of the Offer.

Eligible Person’s Signature	Date
Eligible Person’s Name (please print or type)
Social Security Number or Tax I.D. Number of Eligible Person

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If you do not wish to participate in the exchange offer, please indicate your election not to participate by checking the box below and signing your name on signature line.

☐	Eligible Person’s Signature	Date
Eligible Person’s Name (please print or type)
Social Security Number or Tax I.D. Number of Eligible Person

NOTE TO ELIGIBLE PERSONS IN COMMUNITY PROPERTY STATES:

If you are married and reside in a state the laws of which provide that a spouse has a community property interest in the Eligible Options, in order to elect to tender your Eligible Options your spouse must execute the Spousal Consent below. Under the Consent, your spouse agrees to be bound, and agrees that any such community property interest shall similarly be bound, by this Election Form. States with community property laws are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

Your failure to provide your spouse’s signature constitutes your representation and warranty to CC Media that either you are not married or your spouse has no community or other marital property rights in the Eligible Options or Replacement Options. You should consult your personal outside advisors if you have questions about the Spousal Consent below.

Spousal Consent

The undersigned spouse of the Eligible Person who has executed this Election Form above has read and hereby approves the submission of this Election Form. The undersigned agrees to be irrevocably bound by this Election Form and further agrees that any community property interest of the undersigned will similarly be bound by this Election Form. The undersigned appoints the Eligible Person who has executed this Election Form above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Election Form.

Spouse’s Signature	Date

Spouse’s Name (please print or type)

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WITHDRAWAL FORM

COMPLETE AND RETURN THIS FORM ONLY IF YOU HAVE CHANGED YOUR MIND AND YOU DO NOT WANT TO EXCHANGE YOUR ELIGIBLE OPTIONS

To:	CC Media Holdings, Inc.
20880 Stone Oak Parkway San Antonio, Texas 78258 Attention: Judy K. Mesecher, Director of Retirement Benefits Facsimile: (210) 253-4641 Email: stockplans@clearchannel.com

Before signing this Withdrawal Form, please make sure you have received, read and understand the documents that make up this Offer, including (1) the Offer to Exchange Certain Outstanding Options to Purchase Class A Common Stock for Replacement Options to Purchase Class A Common Stock (the “Offer to Exchange” or the “Offer”), dated February 18, 2011; (2) the form of replacement stock option agreement included with the Offer; (3) the Election Form; and (4) this Withdrawal Form. You signed and returned the Election Form, in which you elected to ACCEPT CC Media Holding, Inc.’s (“CC Media”) offer to exchange certain stock options to purchase shares of its Class A common stock, par value $0.001 per share, issued and outstanding under the Clear Channel 2008 Executive Incentive Plan (the “Plan”) with an exercise price equal to $36.00 per share and an expiration date on or prior to September 10, 2019 (the “Eligible Options”), for replacement options issued under the Plan (the “Replacement Options”). Each Replacement Option award represents the right to purchase one-half of the aggregate number of shares subject to an eligible person’s Eligible Options at an exercise price equal to $10.00.

You should submit this form only if you now wish to change that election and REJECT CC Media’s offer with respect to ALL of your Eligible Options.

If you would like to withdraw your election to accept the Offer with respect to ALL of your Eligible Options, please check the box below and complete and sign this Withdrawal Form and submit by any one of the following methods:

•	mail to: CC Media Holdings, Inc., 20880 Stone Oak Parkway, San Antonio, Texas 78258, Attn: Judy K. Mesecher, Director of Retirement Benefits;

•	fax to: (210) 253-4641; or

•	scan and e-mailed to: stockplans@clearchannel.com.

CC Media must receive the Withdrawal Form before the expiration of the Offer at 5:00 p.m., EST, on March 21, 2011, unless CC Media extends the expiration date, in which case withdrawals must be received before such later expiration date and time. It is your responsibility to confirm that CC Media has received your Withdrawal Form before the expiration of the Offer. If you withdraw your election, you must withdraw your election with respect to ALL of your Eligible Options; partial withdrawals of less than all of your Eligible Options are not permitted.

If you withdraw your acceptance of the Offer, your Replacement Options will terminate, expire and/or be forfeited and your existing Eligible Options will remain outstanding in accordance with their current terms and conditions.

CC Media will determine, in its discretion, all questions as to the validity, form, eligibility, including time of receipt, and acceptance of any Withdrawal Forms. CC Media’s determination of these matters will be final and binding on all parties. CC Media reserves the right to reject any withdrawal forms that it determines are not in appropriate form or that CC Media determines are unlawful to accept. CC Media also reserves the right to waive

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any of the conditions of the Offer or any defect or irregularity in any Withdrawal Form or for any particular eligible person, provided that CC Media grants any such waiver, it will be granted with respect to all eligible persons and tendered options. No withdrawal of options will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing eligible person or waived by CC Media. Neither CC Media nor any other person is obligated to give notice of any defects or irregularities in Withdrawal Forms, nor will anyone incur any liability for failure to give any notice.

You may change this withdrawal, and again elect to accept the Offer with respect to your Eligible Options by submitting a new Election Form prior to the expiration of the Offer at 5:00 p.m., EST, on March 21, 2011, unless this Offer is extended by CC Media.

If you have any questions, please contact Penn King, Vice President, Total Rewards, at (210) 832-3488.

If you wish to withdraw your acceptance of the Offer, please check the box below and sign this Withdrawal Form and print your name exactly as it appears on the Election Form.

☐ I wish to withdraw my election to accept the Offer with respect to ALL of my Eligible Options and instead REJECT the Offer with respect to ALL of my Eligible Options. I do not wish to accept the Offer with respect to my Eligible Options.

Employee Signature
Employee Name (Please print)	Company E-mail Address	Date and Time

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